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                                                                     Exhibit 4.2




                                 [LINKTONE LOGO]
NO ______                                                         ______ SHARES

                                  LINKTONE LTD.
         INCORPORATED AND EXISTING UNDER THE LAWS OF THE CAYMAN ISLANDS

                                 ORDINARY SHARES

                               This Certifies that


       is the owner of _____ fully paid and nonassessable Ordinary Shares, par value US$0.0001 per share, of

                                  LINKTONE LTD.

     (the "Company"), transferable only on the stock transfer books of the Company by the holder of record hereof, in person or by his or her duly authorized attorney or legal representative, upon the surrender of this Certificate properly endorsed.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by the signature of its duly authorized officers and has caused its corporate seal to be hereunto affixed.


Dated:                        [LINKTONE LTD SEAL GRAPHIC]



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Secretary                              Chairman